Exhibit 99.1

SailPoint Acquires Orkus and OverWatchID to Deepen Governance of Cloud Applications and Infrastructure

AUSTIN, October 16, 2019 – SailPoint Technologies Holdings, Inc. (NYSE: SAIL), the leader in enterprise identity governance, today announced it has completed the acquisition of two companies, Orkus and OverWatchID. With these two acquisitions, SailPoint is delivering on its mission to help organizations govern access to all applications, including the rapidly emerging cloud infrastructures on which their digital business are built.

“As the adoption of cloud applications and IaaS environments like AWS, Azure and Google Cloud continues to skyrocket, organizations today need to better address how they control access to these cloud resources to avoid introducing new areas of security, operational and regulatory risk,” said Paul Trulove, Chief Product Officer, SailPoint. “With Orkus, we’re addressing the increasingly dynamic nature of access in IaaS platforms, enabling customers to leverage AI and ML technologies to continuously monitor access relationships and patterns for every cloud resource. And with OverWatchID, we’re adding a new dimension to SailPoint Predictive Identity by tapping into OverWatchID’s use of activity information to improve the application of access controls, particularly in cloud-based environments.”

Both Orkus and OverWatchID will be integrated into the SailPoint Predictive Identity Platform in the first half of 2020. Once the integration is complete, organizations of all sizes will have access to a new approach to governing cloud environments, one that takes advantage of AI and machine learning and integrates seamlessly into existing identity governance programs. Taken together, this will enable organizations to accelerate access decisions to sensitive cloud resources, detecting potential anomalies and better enforcing access policies across all users, while maintaining compliance across all enterprise infrastructures.

“With these acquisitions, SailPoint is once again driving the evolution of identity governance to keep pace with the speed of business,” continued Trulove. “By deepening the governance of cloud infrastructures, we are expanding the definition and scope of what an identity governance platform should be capable of managing. SailPoint Predictive Identity is the comprehensive next generation cloud identity platform that organizations require today.”

Total consideration for the two acquisitions was $37.5 million. SailPoint does not expect to generate any material revenue from either of these acquisitions during the quarter ending December 31, 2019. During the same quarter of 2019, the two acquisitions are expected to add an aggregate of approximately $2 million of non-GAAP expense. These statements regarding SailPoint’s expectations of the financial outlook related to the two acquisitions are forward-looking and actual results may differ materially.  Refer to “Forward-Looking Statements” below for information on the factors that could cause the actual results to differ materially from these forward-looking statements.

Forward-looking non-GAAP expense represents SailPoint’s estimate of the additional expenses anticipated to be incurred by SailPoint as a result of the two acquisitions, excluding transaction expense, stock-based compensation expense, and amortization of acquired intangibles.  SailPoint has not reconciled its expectations as to non-GAAP expense to its most directly comparable GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to transaction expense and stock-based compensation expense.  Transaction expense is affected by pre-closing work by third-party service providers that has not yet been billed and post-closing work that that is difficult to predict and subject to change.  Stock-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change.  The actual amount of the excluded transaction expense, stock-based compensation expense, and amortization of acquired intangibles will have a significant impact on SailPoint’s GAAP expense.  Accordingly, a reconciliation of our forward-looking non-GAAP expense is not available without unreasonable effort.

Forward-Looking Statements:

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, integration of the acquisitions, future operations, prospects, plans and objectives of management,and management’s expectations regarding future revenue and additional expenses. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These statements are based on management’s current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct because of various risks including those described in our reports and other documents filed with the Securities and Exchange Commission (“the SEC”), including under “Risk Factors” in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 18, 2019, and including Exhibit 99.2 of our Current Report on Form 8-K, which was filed with the SEC on September 18, 2019. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

SailPoint: The Power of Identity™
SailPoint, the leader in enterprise identity governance, brings the Power of Identity to customers around the world. SailPoint’s open identity platform gives organizations the power to enter new markets, scale their workforces, embrace new technologies, innovate faster and compete on a global basis. As both an industry pioneer and market leader in identity governance, SailPoint delivers security, operational efficiency and compliance to enterprises with complex IT environments. SailPoint’s customers are among the world’s largest companies in a wide range of industries, including: 8 of the top 15 banks, 4 of the top 6 healthcare insurance and managed care providers, 9 of the top 15 property and casualty insurance providers, 5 of the top 13 pharmaceutical companies, and 11 of the largest 15 federal agencies.

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Investor Relations

ICR for SailPoint

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investor@sailpoint.com

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